Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK PROVIDES STOCK REPURCHASE
PROGRAM UPDATE

WESTLAKE VILLAGE, Calif. – June 19, 2006 – ValueClick, Inc. (Nasdaq: VCLK) today provided an update on its Stock Repurchase Program. Since announcing a $100 million increase to its Stock Repurchase Program on May 8, 2006, ValueClick has repurchased approximately 5.7 million shares of the Company’s outstanding common stock for approximately $85.6 million.

Additionally, ValueClick announced today that its board of directors has authorized an additional $50 million increase to the Company’s Stock Repurchase Program. As of today, up to $83.5 million of the Company’s capital may be used to repurchase shares of the Company’s outstanding common stock under the Stock Repurchase Program. As of March 31, 2006, ValueClick’s balance sheet included $260 million in cash, cash equivalents and marketable securities and no long-term debt.

“Our Stock Repurchase Program execution and the additional $50 million authorization demonstrate our confidence in ValueClick’s operational strength and competitive position in the online advertising market,” said James Zarley, chairman and chief executive officer of ValueClick.

The repurchases have been funded from available working capital. Under the Stock Repurchase Program, ValueClick may repurchase outstanding shares of ValueClick common stock from time-to-time at prevailing market prices in the open market or through unsolicited negotiated transactions depending on market conditions. There is no guarantee as to the exact number of shares that will be repurchased and ValueClick may discontinue repurchases at any time that management or the board of directors determines additional repurchases are not warranted.

About ValueClick, Inc.
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and significant revenue for publishers. Through its individual brands, ValueClick’s performance-based solutions allow advertisers and publishers to reach their potential through all online marketing channels, including display advertising, affiliate marketing, lead generation, search, email, and comparison shopping. ValueClick brands include Commission Junction, HiSpeed Media, Mediaplex, PriceRunner, ValueClick Media, and Webclients. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients acquisitions, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including: its Annual Report on Form 10-K filed on March 31, 2006 and an amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A; other current reports on Form 8-K; its amended registration statement on Form S-4 filed on September 27, 2005; and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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